FOR IMMEDIATE RELEASE

Analyst Contact:                                             Media Contact:
John Sanford                                                     Kevin Stickney
(603) 929-3343                                                   (603) 929-3354

                     WHEELABRATOR TECHNOLOGIES INC. REPORTS
                 RESULTS FOR FOURTH QUARTER AND FULL YEAR 1995

HAMPTON, NEW HAMPSHIRE, FEBRUARY 5, 1996 -- For the three months ended December 31, 1995, Wheelabrator Technologies Inc. reported revenue of $352.4 million, income from continuing operations of $18.9 million, or $.10 per share, and a net loss in the quarter of $10.2 million, or $.06 per share. In the fourth quarter of 1994, Wheelabrator had revenue of $386.9 million, income from continuing operations of $46.6 million, or $.25 per share, and net income of $46.8, or $.25 per share. Fourth quarter 1994 revenue included $21.3 million of construction revenue related to the Lisbon, Connecticut trash-to-energy project, which was completed in the second quarter of 1995.

For the 1995 full year, revenue totaled $1,451.7 million, income from continuing operations was $162.1 million, or $.88 per share, and net income was $137.9 million or $.75 per share. Full year 1994 revenue was $1,324.6 million, income from continuing operations was $180.2 million, or $.95 per share, and net income was $184.9 million, or $.97 per share.

During the quarter, Waste Management International plc, which is 12 percent owned by Wheelabrator, recognized a previously announced special charge related to actions it is taking to sell or discontinue non-core businesses and investments, as well as core businesses and investments in low potential markets, abandon certain hazardous waste treatment and processing technologies, and streamline its management structure. The special charge reduced fourth quarter and full year equity income, income from continuing operations and net income by $25.6 million, or $.14 per share.

Fourth quarter results also reflect the previously announced decision by Rust International Inc., which is 40 percent owned by Wheelabrator, to exit its process engineering, construction, specialty contracting and similar lines of business. Wheelabrator's share of income from the discontinued businesses was $1.1 million, or $.01 per share, in the fourth quarter of 1995, and $5.8 million, or $.03 per share for full year 1995, and was recorded as equity income from discontinued operations. In addition, during the fourth quarter, Rust recognized a provision for loss on disposal of the discontinued businesses. Recorded as equity in loss on disposal, the provision reduced Wheelabrator net income in the 1995 fourth quarter and full year by $30.1 million, or $.16 per share.

Wheelabrator core operations were unaffected by these actions. For the full year, revenue grew 10 percent to $1,451.7 million and earnings per share, excluding equity income, grew 8 percent to $.85 per share. Cash flow from operations net of dividends, capital expenditures and acquisitions was $166 million. During the year, the Company repurchased 7.2 million shares of its common stock in open market transactions totaling $104 million.

"Wheelabrator remains focused on creating shareholder value through the development of a portfolio of attractive energy and water projects that meet our goals for generating earnings and cash flow," said John M. Kehoe, Jr., President and Chief Operating Officer of Wheelabrator Technologies Inc. "Income from our core business and our equity investments in affiliated companies grew to $1.05 per share in 1995, excluding the Waste Management International special charge and the Rust provision for loss on disposal of discontinued businesses. In 1996, in light of the slow growth in trash-to-energy and independent power markets and the shift of our revenue mix into lower margin water businesses, we do not want to encourage earnings growth expectations in excess of 10 percent."

During the fourth quarter, Wheelabrator Water Technologies Inc. ("WWTI") was formed to create the nucleus of the water line of business established earlier in 1995 by Wheelabrator's parent company, WMX Technologies Inc. WWTI announced in December the formation of a strategic alliance with Betz Laboratories Inc. to build, own and operate industrial water and wastewater facilities on customer sites. The alliance offers a full service alternative to industrial customers seeking to outsource their water and wastewater management needs.

In a development effort pre-dating the Betz alliance, WWTI announced in January that an agreement has been signed with Occidental Chemical Corporation to design, build, own and operate a salt cake purification plant adjacent to an Oxychem chromium chemicals plant in Castel Hayne, North Carolina. The plant will process an effluent stream utilizing WWTI technologies to recover valuable constituents, create marketable by-products, recycle process water and eliminate liquid discharge to the environment.

During the fourth quarter start-up and testing operations were successfully completed at the 500 ton-per-day Lisbon, Connecticut trash-to-energy facility. Commercial operations for the Lisbon project commenced on January 1, 1996.

Also in January 1996, Wheelabrator completed an agreement to acquire a 16-megawatt wood and wood-waste fired cogeneration power plant in Martell, California. The power plant will sell both steam and electricity to an adjacent sawmill and particle-board manufacturing facility. Acquisition of the facility is scheduled to close in the second quarter of 1996.

Wheelabrator Technologies Inc. is a diversified global environmental technologies, systems and services company, providing municipalities and industry with clean energy and clean water. The Company is a pioneer in the privatization of municipal infrastructure and develops water, wastewater, composting, biosolids, air quality control, trash-to-energy and independent power solutions for communities and industries worldwide. Wheelabrator is majority-owned by WMX Technologies, Inc., the world's leading environmental services company.

                                    - more -

                WHEELABRATOR TECHNOLOGIES INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1994 and 1995
                   (000's omitted, except per share amounts)
                                  (unaudited)

                                                1994       1995
                                              --------   --------
Revenue                                       $386,867   $352,431
Operating expenses                             272,521    239,383
Selling and administrative expenses             34,058     35,357
Interest expense                                15,571     14,776
Interest income                                 (3,091)    (3,012)
Equity in (earnings) loss of affiliates         (5,753)    20,235
Other expense, net                                 417        935
                                              --------   --------
  Income before income taxes                    73,144     44,757
Income tax provision                            26,531     25,902
                                              --------   --------
  Income from continuing operations             46,613     18,855

Equity income from discontinued operations        (143)    (1,063)
Equity in provision for loss on disposal,
 net of tax                                          -     30,080
                                              --------   --------
  Net income (loss)                           $ 46,756   $(10,162)
                                              ========   ========

Weighted average common and common
 equivalent shares outstanding                 188,600    182,500
                                              ========   ========

Earnings per common and common
 equivalent share:

  Income from continuing operations           $   0.25   $   0.10
  Discontinued operations
   Income from operations                            -          -
   Provision for loss                                -      (0.16)
                                              --------   --------

     Net income                               $   0.25   $  (0.06)
                                              ========   ========


                                    - more -

                WHEELABRATOR TECHNOLOGIES INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994 and 1995
                   (000's omitted, except per share amounts)

                                                 1994         1995
                                              -----------  -----------

Revenue                                       $1,324,567   $1,451,675

Operating expenses                               915,237    1,015,269
Selling and administrative expenses              119,380      130,976
Interest expense                                  52,454       60,726
Interest income                                  (14,250)     (11,123)
Equity in earnings of affiliates                 (29,348)      (4,998)
Other income, net                                 (1,589)      (2,612)
                                              ----------   ----------
  Income before income taxes                     282,683      263,437
Income tax provision                             102,521      101,288
                                              ----------   ----------
  Income from continuing operations              180,162      162,149

Equity income from discontinued operations        (4,733)      (5,789)
Equity in provision for loss on disposal,
 net of tax                                            -       30,080
                                              ----------   ----------
  Net income                                  $  184,895   $  137,858
                                              ==========   ==========

Weighted average common and common
 equivalent shares outstanding                   189,900      185,000
                                              ==========   ==========

Earnings per common and common
 equivalent share:

  Income from continuing operations           $     0.95   $     0.88
  Discontinued operations
   Income from operations                           0.02         0.03
   Provision for loss                                  -        (0.16)
                                              ----------   ----------

     Net income                               $     0.97   $     0.75
                                              ==========   ==========


                                    - ### -